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                                                               EXHIBIT 99-B.8.67

November 13, 2000

Aetna Life Insurance and Annuity Company
c/o ING US Financial Services
151 Farmington Avenue
Hartford, CT 06156-3124

Attention: Julie E. Rockmore, Counsel

RE:  SECOND AMENDMENT TO MASTER SHAREHOLDER SERVICES
     AGREEMENT FOR THE FRANKLIN TEMPLETON FUNDS
     ------------------------------------------

Effective February 1, 2002, this Amendment is made to the Master Shareholder Services Agreement dated August 28, 2000, between AETNA LIFE INSURANCE AND ANNUITY COMPANY ("ALIAC", also referred to as "you"), FRANKLIN TEMPLETON DISTRIBUTORS, INC. ("Distributors") and FRANKLIN TEMPLETON INVESTOR SERVICES, LLC ("Transfer Agent," together, Distributors and Transfer Agent shall be referred to as "we" or "us").

     1.   The second paragraph is hereby amended and restated as follows:

               As principal underwriter and transfer agent, respectively, for the open-end investment companies listed in Exhibit A (collectively the "Funds" or individually a "Fund"), we desire to enter into an Agreement with you for the servicing of certain shareholders of, and the administration of certain shareholder accounts in, the Funds. Such shareholders and accounts are those which have been established on behalf of the Benefit Plans which meet the criteria stated in each Fund's prospectus to purchase Class A or Class R shares of the Funds. These criteria, which also describe the conditions under which Class A shares may be purchased at net asset value, are set forth in each Fund's prospectus and statement of additional information, which may be amended from time to time.

     3.   Paragraph 7.A. is hereby amended and restated as follows:

          7.A. In consideration of the services described herein to be provided by you which consist primarily of providing shareholder/personal services in maintaining the accounts of Benefit Plans and Benefit Plan participants who invest in Class A or Class R shares of the Funds, you shall be entitled to receive from Distributors such fees as are set forth in each Fund's prospectus. Such services may include distributing Fund prospectuses, annual reports and other Fund related information or

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          communications to Benefit Plans and participants investing in the
          Funds, and answering participant and Benefit Plan sponsor inquiries regarding the Funds. These fees are paid in accordance with the Funds' Rule 12b-1 plans and may change at any time, in Distributors' discretion or in the discretion of the Funds' boards. In addition, if a securities dealer which has a dealer/selling agreement with Distributors, is requested by a particular Benefit Plan to perform these and similar shareholder/personal services, or provides distribution services for the Benefit Plan, such dealer would generally be entitled to Rule 12b-1 plan fees. In those circumstances, Distributors would not continue to pay you for such services. Distributors shall provide you with reasonable advance notice of any change in fees payable to you. You agree to waive payment of any shareholder/personal service fees payable to you hereunder, until such time as Distributors is in receipt of such fees from the Funds. Shareholder/personal service fees shall be payable on a quarterly basis, accompanied by a statement showing the calculation of the amounts payable to you.

     3.   Section 7.B. is hereby amended and restated as follows:

          7.B. In consideration of the services to be provided by you which consist primarily of recordkeeping and subaccounting services for Benefit Plans and participants investing in Class A or Class R shares of the Funds through the Benefit Plans, similar to those which would be provided by Transfer Agent, the Funds' transfer agent, if each participant invested directly in such Funds, you shall be entitled to receive from Transfer Agent a subaccounting/recordkeeping fee of 15 basis points per annum of the average daily net asset value of the shares invested through your arrangements with Benefit Plans in each quarter. The average daily net assets invested through such arrangements over a three-month period shall be computed in the same manner as each Fund uses to compute its net assets as set forth in its then current Prospectus. Recordkeeping and subaccounting services include establishing and maintaining participant account balances invested in the Funds through Benefit Plans, processing and accounting for participant exchanges among fund options, and processing redemptions in accordance with Benefit Plan requirements. Such fees may be changed in Transfer Agent's discretion or in the discretion of the Funds' boards of directors or trustees.

               Subaccounting/recordkeeping fees shall be payable on a quarterly basis. At the end of each quarter you shall provide Transfer Agent with a statement ("Statement"), setting forth the total number of participant accounts invested in each Fund as of the end of the quarter, along with any other supporting data reasonably requested by Transfer Agent. For any new account(s) established within any given quarter, the account number(s) must be submitted to Transfer Agent no later than

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          five (5) business days prior to the end of the quarter in which the account was established. Payment of subaccounting/recordkeeping fees for a quarter shall be subject to our receipt of a Statement for the prior quarter. You shall use your best efforts to deliver each Statement within 30 days of the end of the quarter. We shall be under no obligation to remit fees to you with respect to a Statement submitted more than one year after the end of the relevant quarter. Upon our request, which may occur no more frequently than annually, you shall have an internal officer or auditor certify that the Statements provided to us for the prior four quarters are accurate and correct.

     4. Exhibit A is hereby deleted in its entirety and replaced with the attached Exhibit A.


                               FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                               By:  /s/ Gregory E. Johnson
                                   ---------------------------------------------
                                    Gregory E. Johnson, Chairman of the Board


                               FRANKLIN/TEMPLETON INVESTOR SERVICES, INC.


                               By:  /s/ Basil K. Fox, Jr.
                                   ---------------------------------------------
                                    Basil K. Fox, Jr., President


Accepted and agreed to:

AETNA IFE INSURANCE AND ANNUITY COMPANY


By:     /s/ Laurie M. Tillinghast
       ------------------------------

Name:   Laurie M. Tillinghast
       ------------------------------

Title:  Vice President
       ------------------------------

Date:   March 4, 2002
       ------------------------------

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                                    EXHIBIT A

              FRANKLIN TEMPLETON FUNDS - CLASS A AND CLASS R SHARES
               PARTICIPATING IN SHAREHOLDER SERVICING ARRANGEMENTS
                  WITH AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                AND FEE SCHEDULE

       For your convenience, we have listed below the Funds that are subject to this Agreement as of the effective date of this Agreement. . The 12b-1 fees for each Fund are stated in each Fund's prospectus. The list of Funds and fees paid are subject to change. In the event of a conflict between the text of the Agreement and this Exhibit, the text of the Agreement shall govern.

             Franklin Adjustable U.S. Government Securities Fund
             Franklin's Age High Income Fund @
             Franklin Aggressive Growth Fund @
             Franklin Balance Sheet Investment Fund @
             Franklin Blue Chip Fund @
             Franklin California Growth Fund @
             Franklin Cash Reserves Fund
             Franklin Convertible Securities Fund
             Franklin DynaTech Fund
             Franklin Equity Income Fund
             Franklin Global Communications Fund
             Franklin Global Health Care Fund
             Franklin Gold and Precious Metals Fund
             Franklin Growth and Income Fund @
             Franklin Growth Fund @
             Franklin Income Fund @
             Franklin Large Cap Growth Fund @
             Franklin MicroCap Value Fund
             Franklin Natural Resources Fund
             Franklin Real Estate Securities Fund
             Franklin Rising Dividends Fund @
             Franklin Short-Intermediate U.S. Government Securities Fund Franklin Small Cap Growth Fund II @
             Franklin Small Cap Value Fund*
             Franklin Small-Mid Cap Growth Fund ** @

----------
   *        Franklin Small Cap Value Fund was formerly known as Franklin Value
            Fund.
   ** Franklin Small-Mid Cap Growth Fund was formerly known as Franklin Small Cap Growth Fund I. The Fund's main investment strategy changed accordingly to provide the manager with greater flexibility in managing the Fund's portfolio.
   *** Templeton International (Ex EM) Fund was formerly known as Templeton International Fund.
   @ Indicates the fund is available in Class R shares in addition to Class A shares.

                                       A-1
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             Franklin Strategic Income Fund @
             Franklin Technology Fund @
             Franklin Templeton Conservative Target Fund @
             Franklin Templeton Growth Target Fund @
             Franklin Templeton Hard Currency Fund
             Franklin Templeton Moderate Target Fund @
             Franklin U.S. Government Securities Fund @
             Franklin U.S. Government Securities Money Market Portfolio Franklin Utilities Fund @
             Mutual Beacon Fund
             Mutual Discovery Fund @
             Mutual European Fund
             Mutual Qualified Fund
             Mutual Shares Fund @

             Templeton Developing Markets Trust @
             Templeton Foreign Fund @
             Templeton Foreign Smaller Companies Fund
             Templeton Global Bond Fund
             Templeton Global Opportunities Trust
             Templeton Global Smaller Companies Fund, Inc.
             Templeton Growth Fund, Inc. @
             Templeton International (Ex EM) Fund ***
             Templeton Latin America Fund
             Templeton Pacific Growth Fund
             Templeton World Fund

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